Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-226189

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	$50,000,000	$6,225.00

(1)	The securities registered herein are offered pursuant to an automatic shelf registration statement.
(2)

The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-226189) filed by the registrant on July 16, 2018.

Prospectus Supplement

(To Prospectus dated July 16, 2018)

$50,000,000

Encore Capital Group, Inc.

Common Stock

We have entered into an equity distribution agreement with each of Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey, Inc. (each an “agent” and collectively the “agents”), relating to shares of our common stock, $0.01 par value per share (the “common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell up to $50,000,000 of our common stock from time to time through the agents, acting as our sales agents, or directly to the agents, acting as principal.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ECPG.” The last reported sale price of Encore’s common stock on The NASDAQ Global Select Market on August 24, 2018 was $40.00 per share.

Sales of shares of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the NASDAQ, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks.

The agents will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of the shares of the common stock sold under the equity distribution agreement, as further described herein under the caption “Plan of Distribution.” In connection with the sale of shares of the common stock on our behalf, such agents, as the case may be, may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of such agents may be deemed to be underwriting commissions or discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

See “Risk Factors” beginning on page S-6 for a discussion of certain risks that you should consider in connection with an investment in our common stock.

Credit Suisse	SunTrust Robinson Humphrey

The date of this prospectus supplement is August 27, 2018.

Prospectus Supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities that are the subject of this prospectus supplement, nor does this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us in connection with this offering is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that may be prepared by us in connection with this offering. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “Encore,” “the Company,” “we” and “us” refer to Encore Capital Group, Inc., a Delaware corporation and all entities owned or controlled by us, except where it is clear that the term means only Encore Capital Group, Inc. The term “you” refers to a prospective investor.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may include the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “will,” “may,” and similar expressions. We claim the protection of the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Our “forwarding-looking statements” include, but are not limited to, statements regarding:

•	risks associated with worldwide financial markets and the global economy;

•	the fluctuation of our operating results;

•	the ability to purchase receivables at favorable prices or terms, or at all;

•	losses on portfolios consisting of new types of receivables due to our lack of collection experience with these receivables;

•	the purchase of receivable portfolios that contain unprofitable accounts and our ability to collect sufficient amounts to recover our costs and to fund our operations;

•	sellers delivering portfolios that contain accounts that do not meet our account collection criteria;

•	a significant portion of our portfolio purchases during any period that may be concentrated with a small number of sellers;

•	intense competition that could affect our ability to maintain or grow purchasing volumes;

•	the statistical models we use to project remaining cash flows from our receivable portfolios and their impact on our financial results;

•	allowance charges based on the authoritative guidance for loans and debt securities acquired with deteriorated credit quality;

•	the possible impairment of our goodwill or amortizable intangible assets, which may require us to record a significant charge to earnings;

•	the extensive nature of, and possible increase in, statutory and regulatory oversight of our business, including Cabot Credit Management plc (together with its subsidiaries “Cabot”);

•	the potential material and adverse effect on our results of operations if bankruptcy filings increase or if bankruptcy or other debt collection laws change;

•

the substantial additional federal regulation we will be subject to under the Dodd-Frank Act and the effect of such regulation on our business, results of operations, cash flows or financial condition;

•

our failure to comply with governmental regulation which could result in the suspension or termination of our ability to conduct business, require the payment of significant fines and penalties, or require other significant expenditures, including restitution payments and litigation;

•	economic conditions and regulatory changes leading up to and following the United Kingdom’s expected exit from the European Union;

•	our dependence upon third parties to service a substantial portion of our consumer receivable portfolios;

•	increases in costs associated with our collections through collection litigation and the individual lawsuits brought against consumers to collect on judgments in our favor;

•	the risk that our network of third-party agencies and attorneys may not utilize amounts collected on our behalf or amounts we advance for court costs in the matter for which they were intended;

•	our reliance upon success in individual lawsuits brought against consumers and our ability to collect on judgments in our favor to generate a significant portion of our collections;

•

the ongoing risks of litigation, including individual and class action lawsuits, under consumer credit, consumer protection, theft, privacy, collections and other laws, which may be subject to awards of substantial damages;

•	negative publicity associated with litigation, governmental investigations, regulatory actions and other public statements which could damage our reputation;

•	the risk that the acquisitions that we have made or may make may prove to be unsuccessful or divert our resources;

•	our dependence on our management team for the adoption and implementation of our strategies and the potential material and adverse effect on our business if we lose their services;

•	regulatory, political and economic conditions in foreign countries, which expose us to risk;

•	the risk that we may not be able to manage our growth effectively, including the expansion of our foreign operations, including by means of acquisitions;

•

the possible adverse effect on our operations if our technology and telecommunications systems were to fail, or if we are not able to successfully anticipate, invest in or adopt technological advances within our industry;

•	the risk of a security breach of our information technology networks and systems;

•

the possible adverse effect on our operations if third-party providers of services in connection with certain aspects of our business were to fail to perform their obligations, or our inability to arrange for alternative third party providers for such services;

•	the risk that our competitive advantage may be materially diminished if we are not able to adequately protect the intellectual property rights upon which we rely;

•	the possible adverse effect of exchange rate fluctuations;

•	the effect of taxes on our results of operations;

•	the possibility that our significant indebtedness could affect our financial condition or affect our ability to react to changes to our business;

•	the risk of not having sufficient cash to service our indebtedness;

•	the potential impact from the incurrence of additional indebtedness;

•	our ability to continue to satisfy the restrictive covenants in our debt agreements;

•	the impact of interest rate fluctuations on our business;

•	the fluctuations and volatility in the price of our common stock;

•	the potential impact on the price of our common stock as a result of any future sales of our common stock or other equity securities;

•	our ability to raise funds necessary to repurchase our convertible or exchangeable notes upon a fundamental change or to settle conversions or exchanges in cash;

•	the potential impact on our financial condition and operations if the conditional conversion or exchange feature of our convertible or exchangeable notes is triggered;

•	any changes to our business and results of operations in connection with any transactions involving Cabot;

•	the potential impact on our results of operations from any additional expenses to be incurred in 2018; and

•	assumptions relating to the foregoing.

Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in this prospectus supplement and the documents incorporated by reference herein or therein. Important risks and factors that could cause our actual results to be materially different from our expectations include the factors that are disclosed in the section “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our Quarterly Reports on Form 10-Qs for the quarters ended March 31, 2018 and June 30, 2018. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein. Each forward-looking statement contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein reflects management’s view only as of the date on which that forward-looking statement was made. You should not place undue reliance on any forward-looking statements we make. We are not obligated to update forward-looking statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of as of which the forward-looking statement are made or to reflect the occurrence of unanticipated events. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

OUR COMPANY

We are an international specialty finance company providing debt recovery solutions and other related services for consumers across a broad range of financial assets. We purchase portfolios of defaulted consumer receivables at deep discounts to face value and manage them by working with individuals as they repay their obligations and work toward financial recovery. Defaulted receivables are consumers’ unpaid financial commitments to credit originators, including banks, credit unions, consumer finance companies, commercial retailers, and telecommunication companies. Defaulted receivables may also include receivables subject to bankruptcy proceedings.

Corporate Information

We are a Delaware corporation incorporated in 1999. Our principal executive offices are located at 3111 Camino Del Rio North, Suite 103, San Diego, California 92108. Our telephone number is (877) 445-4581. Our website address is www.encorecapital.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement.

THE OFFERING

Issuer	Encore Capital Group, Inc.

Common stock offered	Shares having an aggregate offering price of up to $50,000,000.

NASDAQ Global Select Market symbol	“ECPG”

Use of proceeds	We intend to use the net proceeds from the sale of our common stock for general corporate purposes, which could include repayments of revolving credit under our bank credit agreement from time to time. See “Use of Proceeds.”

Risk factors	Before deciding whether to invest in our common stock, you should carefully consider the risks described under “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto.

Conflicts of interest	We may use 5% or more of the net proceeds we receive from this offering to repay indebtedness under our Revolving Credit Facility (as defined herein), under which affiliates of the agents are lenders and, in certain cases, agents. In addition, affiliates of the agents may in the future be lenders and/or agents under new credit facilities or amendments or restatements of such credit facilities, in each case that we or our subsidiaries may enter into from time to time, and the agents and their respective affiliates may from time to time hold debt securities or other indebtedness of ours or subsidiaries of ours. To the extent that net proceeds from this offering are applied to pay any indebtedness of ours or subsidiaries of ours that may be held by any of the agents or any of their respective affiliates, such agents or affiliates, as the case may be, will receive proceeds of this offering through the repayment of such indebtedness. Accordingly, this offering is being conducted in compliance with the requirements of FINRA Rule 5121. In accordance with FINRA Rule 5121, if any agent or its respective affiliate receives 5% or more of the net proceeds from this offering, such agent will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder. See “Plan of Distribution.”

RISK FACTORS

Investing in our common stock offered pursuant to this prospectus supplement involves risks. You should carefully consider the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act. You should also carefully consider the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before you decide to purchase our common stock. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flows, and might cause you to lose all or part of your investment in the offered securities. Some statements in this prospectus supplement constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Concerning Forward-Looking Statements” for additional information regarding these forward-looking statements.

Risks Related to our Common Stock and this Offering

Our common stock price may be subject to significant fluctuations and volatility.

The market price of our common stock has been subject to significant fluctuations. Since the beginning of fiscal year 2018, our stock price has ranged from a low of $35.15 on August 8, 2018 to a high of $47.80 on May 9, 2018. These fluctuations could continue. Among the factors that could affect our stock price are:

•	our operating and financial performance and prospects;

•	our ability to repay our debt;

•	our access to financial and capital markets to refinance our debt;

•	investor perceptions of us and the industry and markets in which we operate;

•	future sales of equity or equity-related securities;

•	changes in earnings estimates or buy/sell recommendations by analysts;

•	changes in the supply of, demand for or price of portfolios;

•	our acquisition activity, including our expansion into new markets;

•	regulatory changes affecting our industry generally or our business and operations;

•	general financial, domestic, international, economic and other market conditions; and

•	the number of short positions on our stock at any particular time.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement, the accompanying prospectus or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability.

The price of our common stock could also be affected by possible sales of our common stock by investors who view our convertible notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock.

If securities or industry analysts have a negative outlook regarding our stock or our industry, or our operating results do not meet their expectations, our stock price could decline. The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us. If one or more of the analysts who cover our company downgrade our stock or if our operating results do not meet their expectations, our stock price could decline.

Future sales of our common stock or the issuance of other equity securities may adversely affect the market price of our common stock.

In the future, we may sell additional shares of our common stock or other equity or equity-related securities to raise capital or issue equity securities to finance acquisitions. In addition, a substantial number of shares of our common stock are reserved for issuance upon the exercise of stock options or vesting of restricted stock awards, upon conversion of our convertible notes and the warrant transactions entered into in connection with certain of our convertible notes. We are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock.

The liquidity and trading volume of our common stock is limited. For the quarter ended June 30, 2018, the average daily trading volume of our common stock was less than 234,000 shares. The issuance or sale of substantial amounts of our common stock or other equity or equity-related securities (or the perception that such issuances or sales may occur) could adversely affect the market price of our common stock as well as our ability to raise capital through the sale of additional equity or equity-related securities. We cannot predict the effect that future issuances or sales of our common stock or other equity or equity-related securities would have on the market price of our common stock.

Provisions in our charter documents and Delaware law may delay or prevent an acquisition of us, which could decrease the value of shares of our common stock.

Our certificate of incorporation and bylaws and Delaware law contain provisions that could make it more difficult for a third party to acquire us without the consent of our board of directors. These provisions include advance notice provisions, limitations on actions by our stockholders by written consent and special approval requirements for transactions involving interested stockholders. We are authorized to issue up to five million shares of preferred stock, the relative rights and preferences of which may be fixed by our board of directors, subject to the provisions of our articles of incorporation, without stockholder approval. The issuance of preferred stock could be used to dilute the stock ownership of a potential hostile acquirer. The provisions that discourage potential acquisitions of us and adversely affect the voting power of the holders of common stock may adversely affect the price of our common stock. See “Description of Common Stock.”

We do not intend to pay dividends on our common stock for the foreseeable future.

We have never declared or paid cash dividends on our common stock. In addition, we must comply with the covenants in our credit facilities if we want to pay cash dividends. We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments and such other factors as our board of directors deems relevant.

Our significant indebtedness could adversely affect our financial health and could harm our ability to react to changes to our business.

As of June 30, 2018, our total long-term indebtedness outstanding was approximately $3.5 billion, which includes $2.1 billion of debt at Cabot. Our substantial indebtedness could have important consequences to investors. For example, it could:

•	increase our vulnerability to general economic downturns and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to competitors that have less debt;

•	increase our exposure to market and regulatory changes that could diminish the amount and value of our inventory that we borrow against under our secured credit facilities; and

•

limit, along with the financial and other restrictive covenants contained in the documents governing our indebtedness, our ability to borrow additional funds, make investments and incur liens, among other things.

Any of these factors could adversely affect our business, financial condition and operating results. If we do not have sufficient earnings to service our debt, we may be required to refinance all or part of our existing debt, sell assets, borrow more money, or sell securities, none of which we can guarantee we will be able to do.

Any repurchases or exchanges of our convertible notes or Encore Capital Finance Europe Limited’s (“Encore Finance”) exchangeable notes, which are exchangeable into shares of our common stock, may affect the value of our common stock.

We may repurchase, exchange or induce conversions of our convertible notes or Encore Finance’s exchangeable notes. Any repurchase, exchange or induced conversion of our convertible notes or Encore Finance’s exchangeable notes could affect the market price of our common stock. We also expect that holders of convertible notes or exchangeable notes that sell or exchange their convertible notes or exchangeable notes in negotiated transactions with us may purchase or sell shares of common stock in the market to hedge their exposure in connection with these transactions.

In connection with the repurchase, exchange or induced conversion of convertible notes or exchangeable notes, we may also enter into agreements with the existing capped call counterparties to terminate a portion of the existing capped call transactions, or such existing capped call transactions may terminate according to their terms, in each case in a notional amount corresponding to the amount of such convertible notes repurchased, exchanged or converted. In connection with any termination of existing capped call transactions and the related unwinding of the existing hedge position of the existing capped call counterparties with respect to such transactions, such existing capped call counterparties and/or their respective affiliates may sell shares of our common stock in secondary market transactions, and/or unwind various derivative transactions with respect to our common stock. This activity could decrease (or reduce the size of any increase in) the market price of our common stock at that time. In connection with these transactions, we may make or receive payments in amounts that depend on the market price of our common stock during the unwind period.

This offering and future issuances of our common stock could be dilutive to our earnings per diluted share, funds from operations per diluted share and core funds from operations per diluted share.

The issuance and sale by us of any of our common stock in this offering, the receipt of the net proceeds therefrom and the use of those net proceeds could have a dilutive effect on our earnings per diluted share, funds from operations per diluted share and core funds from operations per diluted share. Additional issuances of our common stock, including in connection with development activity and acquisitions, if any, could also be dilutive to our earnings per diluted share, funds from operations per diluted share and core funds from operations per diluted share. The issuance or sale by us of our common stock, including the sale by us of shares in this offering, in connection with acquisitions, if any, or in the secondary market (including upon the conversion, exchange or exercise of our outstanding convertible and exchangeable securities, if any, and upon the issuance of our common stock under our stock option and other equity incentive plans or pursuant to options or other awards granted under those plans), or the perception that such additional issuances or sales could occur, could also adversely affect the trading price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, if we are unable to apply any net proceeds we may receive from this offering to make investments that generate sufficient revenues to offset the dilutive impact of the issuance by us of our common stock in this offering, there will be further dilution of our earnings per diluted share, funds from operations per diluted share and core funds from operations per diluted share.

Our management will have broad discretion over the use of proceeds from any sales made pursuant to the equity distribution agreement and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from any sales made pursuant to the equity distribution agreement and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our common stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our common stock to decline.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common stock for general corporate purposes, which could include repayments of revolving credit under our bank credit agreement from time to time. As of June 30, 2018, our revolving credit facility contains commitments of (1) $677.1 million, which expires in December 2021, and (2) $117.6 million, which expires in February 2019, in each case with interest at a floating rate equal to, at our option, either: (a) reserve adjusted London Interbank Offered Rate (“LIBOR”), plus a spread that ranges from 250 to 300 basis points depending on the cash flow leverage ratio of Encore and its restricted subsidiaries; or (b) alternate base rate, plus a spread that ranges from 150 to 200 basis points, depending on the cash flow leverage ratio of Encore and its restricted subsidiaries (the “Revolving Credit Facility”). “Alternate base rate,” as defined in the agreement for the Revolving Credit Facility, means the highest of (i) the per annum rate which the administrative agent publicly announces from time to time as its prime lending rate; (ii) the federal funds effective rate from time to time, plus 0.5% per annum; (iii) reserved adjusted LIBOR determined on a daily basis for a one month interest period, plus 1.0% per annum; and (iv) zero.

As of the date of this prospectus supplement, affiliates of the agents are lenders and, in certain cases, agents under our Revolving Credit Facility. In addition, affiliates of the agents may in the future be lenders and/or agents under new credit facilities or amendments or restatements of such credit facilities, in each case that the Company or subsidiaries of the Company may enter into from time to time, and the agents and their respective affiliates may from time to time hold debt securities or other indebtedness of the Company or subsidiaries of the Company. As described above, any net cash proceeds we receive from this offering may be used to repay borrowings under any such existing or future credit facilities or any such debt securities or other indebtedness. Because affiliates of the agents are lenders under the existing Revolving Credit Facility and may be lenders under future credit facilities entered into by us or subsidiaries of the Company, to the extent that any net cash proceeds we receive from this offering are applied to repay any such borrowings, such affiliates will receive proceeds from this offering through the repayment of those borrowings. Likewise, to the extent that net proceeds from this offering are applied to pay any other indebtedness of ours or subsidiaries of ours that may be held by any of the agents or any of their respective affiliates, such agents or affiliates, as the case may be, will receive proceeds of this offering through the repayment of that indebtedness.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.01 per share. This description is only a summary. Our restated certificate of incorporation, as amended, and our bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus supplement. You should read our restated certificate of incorporation and our bylaws for additional information before you buy any of our common stock. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

General. Our restated certificate of incorporation provides that we may issue up to 50,000,000 shares of common stock. As of June 30, 2018, there were 25,931,264 shares of common stock issued and outstanding.

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in the election of directors can elect all of the directors standing for election, if they so choose.

Dividends. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, holders of common stock are entitled to receive ratably dividends, if any, as may be declared by our board of directors out of funds legally available therefor.

Other Rights. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered, when issued, will be fully paid and nonassessable.

Certain Provisions of Delaware Law and Our Charter and Bylaws

The provisions of our restated certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law. While we are not subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers because we opted out of those provisions with an express statement in our restated certificate of incorporation, which was filed in 1999 at the time of our initial public offering. We do have a provision in our restated certificate of incorporation that operates similar to Section 203, as described below.

Charter. Our restated certificate of incorporation precludes an “interested stockholder” (generally a holder of 15% or more of our common stock), from engaging in a merger, asset sale or other business combination with us for a period of three years after the date of the transaction in which the person became an interested stockholder, unless one of the following occurs:

•

prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•

the stockholder owned at least 85% of our outstanding voting stock, excluding shares held by directors who were also officers and shares held in certain employee stock plans, upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder; or

•	the business combination was approved by the board of directors and by two-thirds of our outstanding voting stock, excluding shares held by the interested stockholder.

Our charter defines “business combination” to include the following:

•	any merger or consolidation of the corporation with or caused by the interested stockholder;

•

any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation or of assets worth 10% or more of the corporation’s outstanding stock to the interested stockholder involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, our charter defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons, and certain permitted transferees.

This provision in our charter could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

In addition, our charter provides that the vote of the holders of at least two-thirds of the shares entitled to vote in the election of directors is required to remove a director, with or without cause. Additionally, our charter provides that our board of directors is authorized to issue preferred stock without stockholder approval, and that we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Bylaws. Our bylaws provide that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the board of directors at a stockholders meeting must give notice of any proposals or nominations within a specified time frame. In addition, our bylaws provide that we will hold a special meeting of stockholders only if three of our directors or the Chief Executive Officer or the Chairman of the board of directors calls the meeting or if the holders of a majority of the issued and outstanding shares of capital stock entitled to vote at a meeting make a written demand for the meeting.

These provisions may have the effect of precluding a nomination for the election of directors or the conduct of business at a particular annual meeting if the proper procedures are not followed or may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Encore, even if the conduct of such solicitation or such attempt might be beneficial to us and our stockholders. In order to have us include a proposal in our annual proxy statement, the proponent and the proposal must also comply with the proxy proposal submission rules of the SEC.

In addition, stockholders can amend or repeal our bylaws only with the vote of the holders of at least two-thirds of our outstanding common stock.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONSTO NON-U.S. HOLDERS

The following discussion is a summary of certain U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the common stock being taken into account in an applicable financial statement;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below under “Additional Withholding Tax on Payments Made to Foreign Accounts,” a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with the agents under which we may issue and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through any of the agents, as our agent.

Upon delivery of a placement notice and subject to the terms and conditions of the equity distribution agreement, any of the agents may sell our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including without limitation sales made directly on the NASDAQ, on any other existing trading market for our common stock or to or through a market maker. Any of the agents may also sell our common stock by any other method permitted by law, it being understood that no sale may be made in a privately negotiated transaction without our prior consent. We or the agents may suspend the offering of our common stock upon notice and subject to other conditions.

We will pay each agent commissions for its services in acting as agent in the sale of our common stock. Each agent will be entitled to compensation equal to an amount up to 2.0% of the gross proceeds of the shares sold through it as our agent pursuant to the equity distribution agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the agents under the terms of the equity distribution agreement, will be approximately $200,000.

Settlement for sales of our common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Each agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to solicit offers to purchase our common stock under the terms and subject to the conditions set forth in the equity distribution agreement. In connection with the sale of our common stock on our behalf, an agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of such agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the agents against certain civil liabilities, including liabilities under the Securities Act.

The issuances and sales of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the equity distribution agreement, or (2) termination of the equity distribution agreement as permitted therein.

We may use 5% or more of the net proceeds we receive from this offering to repay indebtedness under our Revolving Credit Facility, under which affiliates of the agents are lenders and, in certain cases, agents. In addition, affiliates of the agents may in the future be lenders and/or agents under new credit facilities or amendments or restatements of such credit facilities, in each case that we or our subsidiaries may enter into from time to time, and the agents and their respective affiliates may from time to time hold debt securities or other indebtedness of ours or subsidiaries of ours. To the extent that net proceeds from this offering are applied to pay any indebtedness of ours or subsidiaries of ours that may be held by any of the agents or any of their respective affiliates, such agents or affiliates, as the case may be, will receive proceeds of this offering through the repayment of such indebtedness. Accordingly, this offering is being conducted in compliance with the requirements of FINRA Rule 5121. In accordance with FINRA Rule 5121, if any agent or its respective affiliate receives 5% or more of the net proceeds from this offering, such agent will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

If either any agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, then that party will promptly notify the other, and sales of our common stock under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of such agent and us.

Selling Restrictions

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment for such shares under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares have been or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of shares is made or who receives any communication in respect of an offer of shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or where shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression “an offer of shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure each Member State.

LEGAL MATTERS

Certain legal matters in connection with this prospectus supplement and the accompanying prospectus, including the validity of the shares of common stock offered hereby, will be passed upon for us by Latham & Watkins LLP. Certain legal matters will be passed upon for the agents by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to you on the SEC’s website at http://www.sec.gov and in the Investors section of our website at http://www.encorecapital.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information by reference into this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained in this prospectus supplement or the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede previously filed information.

This prospectus supplement incorporates by reference the documents set forth below, that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 000-268489);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 8, 2018 and August 8, 2018 (File No. 000-26489);

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2018 (File No. 000-268489) (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017);

•

our Current Reports on Form 8-K filed with the SEC on March 15, 2018, May 8, 2018, June 26, 2018, July 13, 2018, July 16, 2018, July 20, 2018, July 30, 2018 and August 8, 2018 (File No. 000-268489); and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 24, 1999 (File No. 000-268489), including any amendment or report filed for the purpose of updating such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the offering of the securities covered by this prospectus supplement shall be incorporated by reference into this prospectus supplement from the respective filing dates of such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any other document or information “furnished to,” rather than “filed with,” the SEC is incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus.

Any statement contained in this prospectus supplement, or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other document subsequently filed with the SEC that is, or is deemed to be, incorporated by reference into this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain copies of any of the documents incorporated by reference into this prospectus supplement (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into such documents) by requesting them in writing or by telephone at:

Encore Capital Group, Inc.

Attention: Investor Relations

3111 Camino Del Rio North, Suite 103

San Diego, California 92108

(877) 445-4581

You may also obtain copies of our filings with the SEC incorporated by reference into this prospectus supplement, at no cost, by accessing the Investors section of our website at www.encorecapital.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement.

PROSPECTUS

ENCORE CAPITAL GROUP, INC.

Common Stock

Debt Securities

Guarantees of Debt Securities

Encore Capital Europe Finance Limited

Debt Securities

We may offer and sell, from time to time, any of the following securities pursuant to this prospectus and the applicable prospectus supplement:

•	common stock of Encore Capital Group Inc., which we refer to as “Encore”;

•	debt securities of Encore or Encore Capital Europe Finance Limited, which we refer to as “Finance Ltd.”; and

•	guarantees of debt securities by Encore.

The debt securities offered and sold pursuant to this prospectus may be secured or unsecured, may be senior, senior subordinated or subordinated, and may be convertible or exchangeable into shares of Encore’s common stock.

Encore and Finance Ltd. are sometimes referred to in this prospectus as the “issuers.”

The common stock debt securities and guarantees being offered pursuant to this prospectus are collectively referred to in this prospectus as the “securities.” The securities may be offered from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering.

The specific terms of the securities will be provided in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, and on a continuous or delayed basis from time to time. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of those securities.

Encore’s common stock is listed on The NASDAQ Global Select Market under the symbol “ECPG.” Each prospectus supplement will indicate whether the securities being offered will be listed on any securities exchange.

The principal executive offices of the issuers are located at 3111 Camino Del Rio North, Suite 103, San Diego California 92108, and their telephone number is (877) 445-4581.

Investing in these securities involves certain risks. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 16, 2018

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf. We do not take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus or any accompanying prospectus supplement is correct as of any date after the respective dates of the documents containing the information. Since the respective dates of those documents, our business, financial condition, results of operations and prospects may have changed. We may use this prospectus to sell the securities only if it is accompanied by a prospectus supplement.

Unless otherwise stated or the context otherwise requires, references to “we,” “us,” “our,” “the company,” or similar terms are to Encore Capital Group, Inc. and its subsidiaries.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on Form 10-Q, together with the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that the issuers have filed with the Securities and Exchange Commission, or SEC. Under this shelf registration process, we may sell securities, from time to time, in one or more offerings.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information” on page 2 of this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”

ENCORE CAPITAL GROUP, INC.

We are an international specialty finance company providing debt recovery solutions and other related services for consumers across a broad range of financial assets. We purchase portfolios of defaulted consumer receivables at deep discounts to face value and manage them by working with individuals as they repay their obligations and work toward financial recovery. Defaulted receivables are consumers’ unpaid financial commitments to credit originators, including banks, credit unions, consumer finance companies, commercial retailers, and telecommunication companies. Defaulted receivables may also include receivables subject to bankruptcy proceedings

Our principal executive offices are located at 3111 Camino Del Rio North, Suite 103, San Diego, CA 92108, and our telephone number is (877) 445-4581.

ENCORE CAPITAL EUROPE FINANCE LIMITED

Encore Capital Europe Finance Limited (“Finance Ltd.”) is a newly formed, public limited company incorporated under the laws of Jersey. Finance Ltd. is a special purpose finance subsidiary and is a wholly owned indirect subsidiary of Encore Capital Group, Inc.

Finance Ltd. has not engaged in and will not engage in any activity other than the business and activities described or referred to in this prospectus or in an accompanying prospectus supplement or incorporated by reference herein or therein. Any securities issued by Finance Ltd. will be fully and unconditionally guaranteed by Encore Capital Group, Inc.

The registered office of Finance Ltd. is located at 22 Grenville Street. St. Helier, Jersey JE4 8PX, Channel Islands and its telephone number is +44 1534 676 000.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

The issuers have filed a registration statement on Form S-3 with respect to the securities offered by this prospectus with the SEC in accordance with the Securities Act of 1933, as amended, or the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and, in each instance, you are referred to the full text of the document that is filed or incorporated by reference as an exhibit to the registration statement. Each statement concerning a document that is filed or incorporated by reference as an exhibit should be read along with the entire document. Encore files annual, quarterly and current reports and other information with the SEC. For further information regarding the issuers and the securities offered by this prospectus, please refer to the registration statement and its exhibits and schedules, which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy Encore’s reports and other information filed with the SEC at the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, such as Encore, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Encore’s corporate website is http://www.encorecapital.com. The information contained in, or that can be accessed through, that website is not part of this prospectus and should not be relied upon in determining whether to purchase the securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information in documents that Encore files with the SEC to be incorporated by reference, which means that important information may be disclosed to you by referring you to those documents on file with the SEC. The information incorporated by reference is considered to be a part of this prospectus. The following documents of Encore are deemed to be incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 21, 2018 (File No. 000-26489);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 8, 2018 (File No. 000-26489);

•

the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2018 (File No. 000-26489) (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017);

•

our Current Reports on Form 8-K, filed with the SEC on March 15, 2018, May 8, 2018 (excluding information furnished on Item 2.02 and related exhibits), June 26, 2018, July 13, 2018 and July 16, 2018 (File No. 000-26489);

•

the description of Encore’s common stock incorporated by reference in the Registration Statement on Form 8-A, filed with the SEC on June 24, 1999 (File No. 000-26489), including any amendments or reports filed for purpose of updating such description; and

•

any future filings of Encore with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus but prior to the termination of the applicable offering covered by this prospectus.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other

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document subsequently filed with the SEC and incorporated by reference, modifies or supersedes that statement. If any statement is so modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

Each person, including any beneficial owner, to whom a prospectus is delivered, is entitled to receive a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning Encore at the following address and phone number:

Encore Capital Group, Inc.

3111 Camino Del Rio North, Suite 103

San Diego, CA 92108

(877) 445-4581

Attn: Senior Vice President, General Counsel and Secretary

USE OF PROCEEDS

The intended use of any proceeds we receive from the sale of any securities pursuant to this prospectus will be set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Encore’s ratio of earnings to fixed charges for the periods indicated:

	Quarter ended March 31, 2018	Year Ended December 31,
		2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	1.56	1.62	1.28	1.51	1.81	2.51

The ratio of earnings to fixed charges are computed by dividing earnings by fixed charges. For these purposes, “earnings” consist of income from continuing operations before provision for income taxes plus fixed charges, and “fixed charges” consist of interest expense on all indebtedness, amortization of debt issuance costs, and that portion of rental expense deemed to be representative of interest.

For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities and ordinary shares that may be issued under this prospectus will be passed upon by Latham & Watkins LLP, Los Angeles, California. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to Jersey law will be passed upon by Mourant Ozannes, 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands. Any underwriters will be represented by their own legal counsel.

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EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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$50,000,000

Encore Capital Group, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Credit Suisse

SunTrust Robinson Humphrey

August 27, 2018